                            INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-34263) of U.S. Restaurant Properties, Inc. of our report dated June 9, 1998 with respect to the combined statement of revenues and certain expenses of Selected Properties Sold to U.S. Restaurant Properties, Inc. (Ale House Acquisition) for the year ended December 31, 1997, our report dated August 3, 1998 with respect to the statement of revenues and certain expenses of the Property Sold to U.S. Restaurant Properties, Inc. by Austin Partners for the year ended December 31, 1997, our report dated August 6, 1998 with respect to the combined statement of revenues of Selected Properties Sold to U.S. Restaurant Properties, Inc. (Minneapolis Teachers' Retirement Fund Association Acquisition) for the year ended June 30, 1997, our report dated August 18, 1998 with respect to the statement of revenues and certain expenses of the Property Sold to U.S. Restaurant Properties, Inc. by Frances M. Fisher for the year ended December 31, 1997, our report dated August 18, 1998 with respect to the combined statement of revenues and certain expenses of the Selected Properties Sold to U.S. Restaurant Properties, Inc. by Brulon Properties for the year ended December 31, 1997 and our report dated August 19, 1998 with respect to the combined statement of revenues and certain expenses of the Selected Properties Sold to U.S. Restaurant Properties, Inc. by Shoney's, Inc. for the year ended December 31, 1997, appearing in this Current Report on Form 8-K of U.S. Restaurant Properties, Inc.




DELOITTE & TOUCHE LLP

Dallas, Texas
August 21, 1998